EXHIBIT 10.18

                              VALUESTAR CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into effective as of the 28th day of January, 2000, by and between VALUESTAR
CORPORATION, a Colorado corporation (the "Company") and Robert Sick (the "Optionee").


                                   BACKGROUND

A. The Company has determined to reward and to provide incentives to those who are primarily responsible for the operations of the Company and for shaping and carrying out the long-range plans of the Company and aiding in its continued growth and financial success.

B. In furtherance of these purposes, the Board of Directors of the Company has authorized the grant to Optionee of a stock option to purchase certain shares of the common stock, par value $.00025 per share, of the Company ("Common Stock") by resolution dated January 28, 2000.

C. The Company and Optionee wish to confirm the terms, conditions, and restrictions of this option.

For and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE 1

                          GRANT AND EXERCISE OF OPTION

1.1 GRANT OF OPTION. Subject to the terms, restrictions, limitations, and conditions stated herein, the Company hereby grants to Optionee an option (the "Option") to purchase 345,000 shares of Common Stock (the "Option Shares"). The date first written above shall be the date on which the Option has been granted (the "Grant Date").

1.2 EXERCISE OF THE OPTION (a) The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period (as defined below) by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise which shall be delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (the "Exercise Date"); (ii) a certified check payable to the Company in the amount of the Exercise Price (as defined below) multiplied by the number of Option Shares being purchased (the "Purchase Price") OR with the advance approval of the Company, by delivery of a number of shares of Common Stock, which have been held by Optionee for at least six months, having a fair market value, as of the date the Option is exercised, at least equal to the Purchase Price OR with the advance approval of the Company by a certified check payable to the Company in an amount less than the Exercise Price and by delivery of a number of shares of Common Stock, which have been held by Optionee for at least six months, having a fair market value, as of the date the Option is exercised, at least equal to the balance of the Purchase Price OR with the advance approval of the Company by Optionee advising the Company, at the time this Option is exercised, to withhold from exercise under the Option the appropriate number of Option Shares, the aggregate fair market value of which on the date of exercise of the Option is equal to the aggregate cash purchase price of the Option Shares being exercised and purchased under the Option, and such withholding shall constitute full payment for the non-withheld Option Shares issued upon exercise OR such other consideration as the Board of Directors may specifically authorize; and (iii) except as permitted in Paragraph 1.2(b) below, a certified check payable to the Company in the amount of all withholding tax obligations, if any (whether federal, state or local), imposed on the Company by reason of the exercise of the Option, or if applicable the Withholding Election described in Section 1.2(b). Upon acceptance of such notice, receipt of payment in full, the Company shall cause a certificate representing the shares of Common Stock as to which the Option has been exercised (less any withheld Option Shares, if applicable) to be issued and delivered to the Optionee.

(b) In lieu of paying the withholding tax obligation, if any, in cash, as described in Section 1.2(a) (iii), the Optionee may elect, with the advance approval of the Company, to have the actual number of shares issuable upon exercise of the Option reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the exercise thereof (the "Withholding Election"). The Optionee may take a Withholding Election only if all of the following conditions are met:

         (i) the Withholding Election must be made by electing the Withholding Election in the written notice of exercise; and by executing and delivering to the Company a properly completed Notice of Withholding Election; and

         (ii) any Withholding Election made will be irrevocable; however, the Company may, in its sole discretion, disapprove and not give effect to any Withholding Election at its discretion or due to its cash position or based on any other regulatory or statutory factor in its reasonable judgment.

1.3 EXERCISE PRICE. The exercise price for each share of Common Stock shall be Seven Dollars ($7.00) (the "Exercise Price").

1.4 TERM AND TERMINATION OF OPTION. Except as otherwise provided herein, the term of the Option ("Option Period") shall commence on the Grant Date and terminate on January 27, 2005. Subject to paragraph 1.5 below, this Option shall become exercisable (vest) based on the passage of services to the Company in accordance with the following vesting schedule:

         20,000 options shares shall vest on June 30, 2000 25,000 options shares shall vest on September 30, 2000 30,000 options shares shall vest on December 31, 2000 22,500 options shares shall vest on March 31, 2001 22,500 options shares shall vest on June 30, 2001 22,500 options shares shall vest on September 30, 2001 22,500 options shares shall vest on December 31, 2001 22,500 options shares shall vest on March 31, 2002 22,500 options shares shall vest on June 30, 2002 22,500 options shares shall vest on September 30, 2002 22,500 options shares shall vest on December 31, 2002 22,500 options shares shall vest on March 31, 2003 22,500 options shares shall vest on June 30, 2003 22,500 options shares shall vest on September 30, 2003 22,500 options shares shall vest on December 31, 2003

Once the right to purchase shares has accrued and vested, such shares may thereafter be purchased at any time, or in part from time to time, until the termination date of this Option, subject to the provisions of Paragraph 1.7 below. In no case may this Option be exercised for a fraction of a share. No shares shall vest after termination of services to the Company unless otherwise agreed in writing.

Upon the expiration of the Option Period as set forth above, this Option, and all unexercised rights granted to the Optionee hereunder shall terminate, and thereafter be null and void.

1.5 ACCELERATION OF VESTING. In the event of a merger, sale or reorganization of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets or outstanding stock of the Company, in which transaction the Company's stockholders immediately prior to such transaction own immediately after such transaction less than 50% of the equity securities of the surviving corporation or its parent, all Option Shares that have not been terminated in accordance with this agreement, that will become vested within 48 months of the closing date of such merger, sale or reorganization will be accelerated. In the event of a merger of the Company with or into another corporation, this outstanding option may be assumed or an equivalent option or right may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, this Option shall be considered assumed if, following the merger, the Option confers the right to purchase or receive, for each Option Share immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger is not solely common stock of the successor corporation or its Parent, the Board of Directors of the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of this Option, for each Option Share, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

1.6 RIGHTS AS STOCKHOLDER. Optionee, or, if applicable, any Transferee (as defined in Section 3.12 (c)) shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for the shares is issued in Optionee's or Transferee's name. No adjustment to the Option shall be made pursuant to Section 3.1 hereof for dividends paid or declared on or with respect to Common Stock in cash, securities other than Common Stock, or other property, for which the record date is prior to the date of exercise hereof.

1.7 EARLY TERMINATION OF OPTION. The Option Period shall terminate on the date of the first to occur of the following:

         (a) January 27, 2005:

         (b) Disability or Death as provided by this subparagraph (b). This Option shall terminate and no further options shall vest thereafter upon Optionee's death or disability and any vested options at the time of such death or disability shall no longer be exercisable after the expiration of twelve (12) months from the date of death or disability of the Optionee.

         (c) If Optionee's services as an employee is terminated for no reason, or for any reason (voluntarily or otherwise) other than disability or death, then no further options shall vest thereafter and this Option shall terminate and no longer be exercisable six months after such termination. If Optionee shall die within six months after termination the remaining vested portion shall terminate on the earlier of the expiration of the Option Period or twelve months after the date of death.

         (d) the date immediately preceding the consummation of the dissolution or liquidation of the Company. The Company will use its best efforts to provide written notice to Optionee of such dissolution or liquidation or like transaction, at least (30) days prior to the closing of such transaction to permit Optionee to exercise the Option to the extent vested. In no event will te option be exercisable beyond expiration of the Option Period.


                                    ARTICLE 2

                     RESTRICTION ON OPTION AND OPTION SHARES

2.1 RESTRICTIONS ON TRANSFER OF OPTION. The Option evidenced hereby is non-transferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of Optionee only by Optionee (or, in the event of Optionee's death or disability, by a permitted Transferee).

2.2 LOCK-UP PROVISION. In connection with any public registration of the Company's securities, the Optionee (and any transferee of Optionee) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Option, any of the shares of Common Stock issuable upon exercise of this Option or any other securities of the Company heretofore or hereafter acquired by Optionee (other than unrestricted securities acquired in the open market and those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration (the "Lock-Up Period"). Upon request by the Company, Optionee (and any transferee of Optionee) agrees to enter into any further reasonable agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s)in furtherance of such lock-up. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Option shall bear an appropriate legend referencing this lock-up provision (the "Lock-Up Legend").


                                    ARTICLE 3

                               GENERAL PROVISIONS

3.1 CHANGE IN CAPITALIZATION. If the number of outstanding shares of the Common Stock shall be increased or decreased by a change in par value, split-up, stock split, reverse stock split, reclassification, distribution of common stock dividend, or other similar capital adjustment, an appropriate adjustment shall be made by the Board of Directors in the number and kind of shares as to which the

Option, or the portion thereof then unexercised, shall be or become exercisable, such that Optionee's proportionate interest shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price. No fractional shares shall be issued or made subject to the Option in making such adjustment. All adjustments made by the Board of Directors under this Section shall be final, binding, and conclusive.

3.2 LEGENDS. Each certificate representing the Option Shares purchased upon exercise of the Option shall (unless a registration statement covering the Option Shares is in effect) be endorsed with the following legend and Optionee shall not make any transfer of the Option shares without first complying with the restrictions on transfer described in such legend:


                             TRANSFER IF RESTRICTED

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR SIMILAR STATE SECURITIES LAWS APPLICABLE TO SUCH SECURITIES (COLLECTIVELY THE "ACTS") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACTS COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN
         COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT, OR SIMILAR STATE SECURITIES LAW, OR (3) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACTS.

Optionee agrees that the Company may also include any other legends required by applicable federal or state securities laws.

3.3 GOVERNING LAWS. This Agreement shall be construed, administered and enforced according to the laws of the State of California, excluding that body of law dealing with conflicts of law.

3.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

3.5 NOTICE. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.6 SEVERABILITY. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.7 ENTIRE AGREEMENT. This Agreement expresses the entire understanding and Agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.8 VIOLATION. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof made in violation of the terms of this Agreement shall be void and without effect.

3.9 HEADINGS. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

3.10 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

3.11 NO EMPLOYMENT RIGHTS CREATED. The grant of the Option hereunder shall not be construed as giving Optionee the right to continued employment with the Company.

3.12 CERTAIN DEFINITIONS. The capitalized terms listed below are used herein with the meaning thereafter ascribed:

          (a) "Disability" means (1) the inability of Optionee to perform the duties of Optionee's employment with the Company due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (2) Optionee shall be entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

         (b) "Fair Market Value" means of the applicable prices selected from the following alternatives for the date as of which Fair Market Value is to be determined as quoted in the Wall Street Journal (or in such other reliable publication as the committee, in it's discretion, may determine to rely upon): (i) if the common stock is listed on the New York Stock Exchange, the mean of highest and lowest sales prices per share of the Common Stock as quoted in the NYSE - Composite transactions listing for such or each date, (ii) if the common Stock is not listed on such exchange, the mean of the highest and lowest sales prices per share of Common stock for such or each date on (or on any composite index including) the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed, or (iii) if the Common Stock is not listed on any such exchange, the mean of the highest and lowest sales prices per share of the Common Stock for such or each date on the National Associates of Securities Dealers Automated Quotations Systems or any successor system then in use ("NASDAQ"). If there are no such sales price quotations for the date as of which Fair Market Value is to be determined but there are such sales price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before, and the nearest date after, the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sales price quotations on, or within a reasonable period both before and after, the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the mean between the bonafide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bonafide bid and asked prices on the nearest trading date before, and the nearest trading date after, the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. If the Fair Market Value of the Common Stock cannot be determined on the basis set forth in this definition for the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse.

         (c) "Transferee" means the estate, or the executor or administrator of the estate, of a deceased Optionee, or the personal representative of an Optionee suffering a Disability.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

VALUESTAR CORPORATION


BY: /s/ JAMES STEIN
ITS: President

ATTESTED:

BY: /s/ MICHAEL KELLY
ITS: Controller

ACCEPTED:

/s/ ROBERT A. SICK
ROBERT SICK